UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2023

WESTERN ACQUISITION VENTURES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42124	86-3720717
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

42 Broadway, 12th Floor

New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(310) 740-0710

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	WAVSU	The NASDAQ Stock Market LLC
Common stock, par value $0.001 per share	WAVS	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	WAVSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by its stockholders of the Second Amendment (the “Charter Amendment”) to the Second Amended and Restated Certificate of Incorporation of Western Acquisition Ventures Corp. (“Western”) on July 6, 2023, Western filed on July 11, 2023 the Charter Amendment with the Delaware Secretary of State. The Charter Amendment extends the date by which the Company has to consummate a business combination (the “Extension”), from July 11, 2023 to January 11, 2024.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

Western held a Special Meeting of Stockholders (the “Special Meeting”) on July 9, 2023 at 10:00 a.m. Eastern Time. The Special Meeting was held via teleconference. Summarized below are the results of the matters voted on at the Special Meeting.

Matters Voted Upon	Votes for	Votes Against	Abstentions
Proposal Number One was to amend the Company’s Certificate of incorporation (the “Charter”), to extend the date by which the Company has to consummate a business combination from July 11, 2023 to January 11, 2024 the (“Extended Termination Date”)	3,149,156	313,761	0

Proposal Number Two was to amend the Company’s investment management trust agreement, dated as of January 11, 2022 as amended (the “Trust Agreement”), by and between the Company and American Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination Date for for the total six-month period	3,149,156	313,761	0

Proposal Number Three was to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal	3,149,156	313,761	0

Proposals 1 and 2 were approved by the Western’s stockholders. Proposal 3 was not presented at the Special Meeting

Item 7.01 Regulation FD Disclosure.

Western’s stockholders elected to redeem an aggregate of 464,811 shares in connection with the Special Meeting. As of July 10, 2023, following such redemptions, the amount of funds remaining in the trust account is approximately $3,215,013. Accordingly, following such redemptions, Western had 3,556,410 shares of common stock issued and outstanding (2,875,000 of which are founder shares and 376,000 were private placement shares, not subject to redemption) and the pro rata portion of the funds available is approximately $10.53 per public share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amendment to the Second Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2023

WESTERN ACQUISITION VENTURES CORP.

By:	/s/ Stephen Christoffersen
Name:	Stephen Christoffersen
Title:	President and CEO